As filed with the Securities and Exchange Commission on April 29, 2005
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      INSIGHT COMMUNICATIONS COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                         13-4053502
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               810 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                    (Address of Principal Executive Offices)

         INSIGHT COMMUNICATIONS COMPANY, INC. 1999 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                              ELLIOT BRECHER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      INSIGHT COMMUNICATIONS COMPANY, INC.
                               810 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (917) 286-2300
            (Name, Address and Telephone Number of Agent for Service)

                                 WITH A COPY TO:
                            ROBERT L. WINIKOFF, ESQ.
                        SONNENSCHEIN NATH & ROSENTHAL LLP
                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                                 (212) 768-6700
                               FAX: (212) 768-6800

                                ----------------

                         CALCULATION OF REGISTRATION FEE

----------------------------- ----------------------- ----------------------- ------------------------ ----------------------
                                                             PROPOSED                PROPOSED
    TITLE OF SECURITIES             AMOUNT TO            MAXIMUM OFFERING        MAXIMUM AGGREGATE           AMOUNT OF
      TO BE REGISTERED         BE REGISTERED (1)(2)    PRICE PER SHARE (3)        OFFERING PRICE         REGISTRATION FEE
============================= ======================= ======================= ======================== ======================

Common Stock, $.01 par
  value per share (4)............1,000,000 shares            $11.515                $11,515,000              $1,355.32
----------------------------- ----------------------- ----------------------- ------------------------ ----------------------


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) The shares of common stock registered by this Registration Statement are in addition to 7,550,000 shares of common stock previously registered on Form S-8 (Registration Nos. 333-57808 and 333-107666) with respect to the Insight Communications Company, Inc. 1999 Equity Incentive Plan (formerly the 1999 Stock Option Plan (the "Plan"))
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933.
(4) As provided under the Plan, the shares of common stock issued or issuable under the Plan may be either Class A common stock or Class B common stock of the Registrant.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Insight Communications Company, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 0-26677) are hereby incorporated by reference and made a part of this Registration Statement:

     o The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004;

     o The Registrant's Definitive Proxy Statement for the Registrant's 2005 Annual Meeting, filed with the Commission on April 1, 2005;

     o The Registrant's Current Report on Form 8-K, dated December 31, 2004, filed with the Commission on January 6, 2005;

     o The Registrant's Current Report on Form 8-K, dated March 8, 2005, filed with the Commission on March 8, 2005;

     o The Registrant's Current Report on Form 8-K, dated March 16, 2005, filed with the Commission on March 17, 2005;

     o The Registrant's Current Report on Form 8-K, dated March 15, 2005, filed with the Commission on March 18, 2005; and

     o The Registrant's Registration Statement on Form 8-A containing a description of the Registrant's Class A common stock.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the Commission that is not deemed to be "filed" for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The Registrant's Class A common stock is registered under Section 12 of the Exchange Act and a description of such common stock is set forth in the Registrant's Registration Statement on Form 8-A. The Registrant's Class B common stock is not registered under Section 12 of the Exchange Act. The following is a description of the Registrant's Class B common stock.

     The rights of the holders of Class A and Class B common stock are substantially identical in all respects, except for their voting and conversion
rights.   Only  members  of  Registrant's   Management   Group

(as defined in Registrant's restated certificate of incorporation) may hold Class B common stock. There is no limitation on who may hold Class A common stock. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval, except as otherwise required by the Delaware General Corporation Law. Under Delaware law, the holders of each class of common stock are entitled to vote as a separate class with respect to any amendment to the Registrant's restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely. The Registrant's restated certificate of incorporation does not provide for cumulative voting for the election of the Registrant's directors, with the result that stockholders owning or controlling more than 50% of the total votes cast for the election of directors can elect all of the directors.

     Subject to the dividend rights of holders of preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for this purpose. In the event of the Registrant's liquidation, dissolution or winding up, the holders of both classes of common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of the Registrant's liabilities and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of common stock have no conversion, redemption or sinking fund provisions or preemptive or other subscription rights, except that:

     o in the event any shares of Class B common stock are transferred to any person other than a member of Registrant's Management Group, such shares will be converted automatically into shares of Class A common stock on a one-for-one basis; and

     o each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder at any time.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's by-laws provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Registrant intends to enter into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's restated certificate of incorporation provides for such limitation of liability.

     The Registrant maintains policies of insurance under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBIT
----------------    ------------------------------------------------------------
      4.1           Restated Certificate of Incorporation of Registrant (1)
      4.2           Bylaws of Registrant (1)
      5.1           Opinion of Sonnenschein Nath & Rosenthal LLP
     23.1           Consent of Ernst & Young LLP
     23.2           Consent of  Sonnenschein  Nath & Rosenthal LLP (reference is made to Exhibit 5.1 herein)
     24.1           Power of Attorney (included as part of signature page)

-------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-78293), and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided,  however,  that the  undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown and State of New York on this 29th day of April 2005.

                                      INSIGHT COMMUNICATIONS COMPANY, INC.

                                      By:  /s/ Michael S. Willner
                                           -----------------------------------
                                           Michael S. Willner, Vice Chairman,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Willner and Dinni Jain, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                            TITLE                                         DATE
/s/ Sidney R. Knafel              Chairman of the Board                                                 April 29, 2005
------------------------------
Sidney R. Knafel
                                  Vice Chairman, President, Chief Executive Officer and Director
/s/ Michael S. Willner            (Principal Executive Officer)                                         April 29, 2005
------------------------------
Michael S. Willner
/s/ Dinni Jain                    Executive Vice President, Chief Operating Officer and Director        April 29, 2005
------------------------------
Dinni Jain
                                  Senior Vice President and Chief Financial Officer (Principal
/s/ John Abbot                    Financial Officer)                                                    April 29, 2005
------------------------------
John Abbot
                                  Senior Vice President and Controller (Principal Accounting            April 29, 2005
/s/ Daniel Mannino                Officer)
------------------------------
Daniel Mannino

/s/ Thomas L. Kempner             Director                                                              April 29, 2005
------------------------------
Thomas L. Kempner

/s/ Geraldine B. Laybourne        Director                                                              April 29, 2005
------------------------------
Geraldine B. Laybourne

/s/ David C. Lee                  Director                                                              April 29, 2005
------------------------------
David C. Lee

/s/ James S. Marcus               Director                                                              April 29, 2005
------------------------------
James S. Marcus


                                INDEX TO EXHIBITS
    EXHIBIT
    NUMBER                         DESCRIPTION OF EXHIBIT
----------------    ------------------------------------------------------------
      4.1           Restated Certificate of Incorporation of Registrant (1)
      4.2           Bylaws of Registrant (1)
      5.1           Opinion of Sonnenschein Nath & Rosenthal LLP
     23.1           Consent of Ernst & Young LLP
     23.2           Consent of  Sonnenschein  Nath & Rosenthal LLP (reference is made to Exhibit 5.1 herein)
     24.1           Power of Attorney (included as part of signature page)

-------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-78293), and incorporated herein by reference.